SUB-ITEM 77Q1(a)

Appendix A, dated February 23, 2010, to the Master Amended and Restated By-Laws for Massachusetts Investors Trust, dated January 1, 2002 as revised through
August 22, 2007, is contained in Post-Effective Amendment No. 43 to the Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on April 28, 2010, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.